UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2014

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY	11050
(Address of principal executive offices)	(Zip Code)

(516) 484-5400
Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2014, the Board of Directors of Pall Corporation (the “Company” or “Pall”), appointed Angelina Rouse as the Company’s Chief Accounting Officer.

In addition to her appointment, Ms. Rouse is Vice President, Group Financial Officer of Global Operations at the Company, a position to which she was appointed in 2011 and Corporate Controller, which role she assumed in March 2014. Ms. Rouse began her employment with Pall in 2010 as Vice President Global Operations Finance. Prior to joining Pall, Ms. Rouse held various positions of increasing responsibility during her 21-year tenure with Arrow Electronics, Inc., most recently as Vice President Global Financial Systems from 2008 to 2010 and Vice President, Business Unit Financial Officer of the North American Components Division from 2006 to 2008. Ms. Rouse is 51 years old.

Prior to Ms. Rouse’s appointment, the Company’s Chief Financial Officer, Akhil Johri, served as Chief Accounting Officer.

There are no arrangements or understandings between Ms. Rouse and any other person pursuant to which she was appointed. Ms. Rouse does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Rouse has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

September 29, 2014	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel and
Corporate Secretary